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                                                                   EXHIBIT 10.23

We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*)


August 13, 1999


Ms. Linda McMullen
Mississippi State Medical Association                     [HealthStream (LOGO)]
P.O. Box 5229
Jackson, MS 39296-5229


Re: Letter of Agreement

Dear Ms. McMullen,

This letter is intended to set forth an agreement by and between HealthStream, Inc., ("HealthStream"), a Tennessee corporation, and the Mississippi State Medical Association ("MSMA"), a Mississippi, non-profit corporation.

1) Overall Structure. This letter of agreement establishes a joint marketing agreement to cooperatively distribute continuing medical education (CME) for physicians.

2) Purpose. The purpose of this venture is to jointly market and distribute online CME using the combined resources of MSMA and HealthStream. Specifically the parties intend to:

          a) Market the availability of online CME courses to MSMA's members using marketing means consistent with current means of reaching MSMA physicians (i.e. newsletters, education catalog, Grand Round announcements, direct mail, etc.).

          b) Distribute HealthStream's CME Web Courses through a link on MSMA's web page(s)

3) Price and Payment. The pricing and payment for the online CME courses shall be on the following terms:

          a) Due to the relationship between HealthStream and MSMA, HealthStream shall provide those physicians identifying themselves as MSMA physicians using either a) an event code provided by HealthStream unique to MSMA, or b) upon registering for a course by completing a demographic field indicating MSMA as their sponsoring organization, with a * discount off of the retail prices listed for the online courses on the HealthStream Web site (www.healthstream.com (Get CME!)).

          b) Physicians shall bear the total cost for their CME courses less any discounts extended to them by HealthStream as a result of this agreement. MSMA shall not be obligated to pay for any online CME course or part of any online CME for their physicians at any time.

          c) MSMA shall be responsible for the link provided on their Web site(s) for the CME courses at their cost. HealthStream will provide link graphics at no charge to MSMA at their request.

4) Exclusivity. There is no overt or implied exclusivity by either party in this agreement.

5) Confidentiality of Negotiations. The parties shall use reasonable efforts to maintain at all times as confidential information the terms of this letter and the content of any negotiations between us except that both parties may (i) inform advisors, counsel and employees with a need to know as each party deems necessary, and (ii) make appropriate disclosures if required by applicable securities laws. The parties will work together to determine the timing and content of releases of information to the press and other media entries.

6) Governing Law. This letter shall be governed by the substantive laws of the State of Tennessee.

7) Entirety. This letter constitutes the entire understanding and agreement between the parties hereto and their affiliates with respect to its subject matter and supercedes all prior and contemporaneous agreements, representations, warranties, and understandings of such parties (Whether oral or written). No promise, inducement, representation or agreement, other than as expressly set forth



HealthStream, Inc./Mississippi State Medical Association
Letter of Agreement

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     herein, has been made to or by the parties hereto. This letter may be amended only by written agreement, signed by the parties to be bound by the amendment.

8) Construction. This letter shall be construed according to its fair meaning and not strictly for or against either party. This letter does not, and is not intended to, impose any binding obligations on the parties.

If the terms and condition of this letter are acceptable, please sign and return to us a copy of this letter so that we can proceed with the effort.


Accepted and Agreed:
HealthStream, Inc.


Signed:  /s/ Robert A. Frist, Jr.
       ------------------------------------

By:    Robert A. Frist
    ---------------------------------------


Title:  CEO
      -------------------------------------


Date:    11/29/99
      -------------------------------------


Accepted and Agreed:
Mississippi State Medical Association


Signed:  /s/ Linda McMullen
       ------------------------------------

By:     Linda McMullen
       ------------------------------------


Title:  General Counsel
        -----------------------------------


Date:    November 23, 1999
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HealthStream, Inc./Mississippi State Medical Association
Letter of Agreement

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